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                                                                    EXHIBIT 99.1


                        PRESS RELEASE DATED JUNE 1, 1998


                            FOR:     SUIZA FOODS CORPORATION

                            CONTACT: J. Michael Lewis
                                     VP; Treasurer, Director Investor Relations
                                     (214) 528-9922

FOR IMMEDIATE RELEASE


                                     Morgen-Walke Associates:
                                     June Filingeri, John Blackwell
                                     Media contact: Miriam Adler, Leslie Feldman
                                     (212) 850-5600


                      SUIZA FOODS COMPLETES ACQUISITION OF
                         CONTINENTAL CAN COMPANY, INC.


     DALLAS, TX, June 1, 1998--Suiza Foods Corporation (NYSE:SZA) today reported that it has completed the previously announced acquisition of Continental Can Company, Inc. (NYSE:CAN) following approval by Continental Can's shareholders at its annual meeting on May 29. The Norwalk, Connecticut based manufacturer of plastic and metal packaging for food, beverages and consumer foods had net revenues of $546 million in 1997.

     Suiza Foods is a Dallas-based company with leading positions in the dairy and consumer goods plastic packaging industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, and consumer goods plastic packaging.

     Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," "anticipates," "expects," "intends," "forsees," "projects," "forecasts" or words of similar meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

[MORGEN - WALKE LOGO]

Contact:

     SUIZA FOODS CORPORATION
     Tracy Noll, 214/528-0939
                 or
     Morgen-Walke Associates:

                         June Filingeri, John Blackwell

     Media contact: Miriam Adler, Erika Brown
     212/850-5600